EXHIBIT NO. 2.1


                          AGREEMENT AND PLAN OF MERGER
                                     BETWEEN
                              DIGITAL BRIDGE, INC.
                                       AND
                           24X7 DEVELOPMENT.COM, INC.

     AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of July 31, 2000, between Digital Bridge, Inc., a Nevada corporation whose address is 1860 El
Camino Real, Burlingame, California 94010 ("DGBI"), such corporation being herein sometimes called the "Surviving Corporation," and 24x7 Development.com, Inc., a Delaware corporation whose address is 16150 N. Arrowhead, Suite 240, Peoria, Arizona 85382 ("24x7"), such corporation being herein sometimes called the "Disappearing Corporation," with DGBI and 24x7 being herein sometimes collectively called the "Constituent Corporations."

I. NAME OF SURVIVING CORPORATION; ARTICLES OF INCORPORATION AND BY-LAWS; BOARD OF DIRECTORS; OFFICERS

     1.01 Name of Surviving Corporation
     The corporation which shall survive the merger ("Merger") contemplated hereby is Digital Bridge, Inc., a Nevada corporation. The name of the Surviving Corporation shall continue to be "Digital Bridge, Inc."

     1.02 Articles of Incorporation and By-laws
     The articles of incorporation (as defined in Chapter 78 of the Nevada Revised Statutes) and the by-laws of DGBI as in effect at the Effective Time (as defined in Section 3.02 hereof) shall from and after the Effective Time be the articles of incorporation and the by-laws of the Surviving Corporation until they are amended.

     1.03 Board of Directors and Officers
     The directors of DGBI at the Effective Time shall be the directors, and the officers of DGBI at the Effective Time shall be the officers, of the Surviving Corporation, each to serve, in each case until his respective successor shall have been elected and qualified; provided, however, that John C. Flanders, Jr. shall be elected to the offices of Director and Chief Executive Officer of DGBI at the closing of this transaction.

II.  STATUS AND CONVERSION OF SECURITIES

     2.01 Stock of Disappearing Corporation


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     (a)  24x7 Common Stock.  Each share of common stock,  par value $ 0.001 per share, of 24x7 ("24x7 Common Stock") outstanding at the Effective Time shall, subject to compliance with Section 2.01(d), be converted into and exchanged for 0.40 shares of common stock, par value $ 0.001 per share, of DGBI ("DGBI Common Stock"), except that shares of 24x7 Common Stock held in 24x7's treasury at the Effective Time, if any, shall be cancelled.

     (b) Dissenter's Rights. Notwithstanding Section 2.01(a), no share of DGBI Common Stock shall be issued in respect of any shares of 24x7 Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to Section 262 of the General Corporation Law of the State of Delaware and as a result payment therefore is made, such holders to have only the rights provided by such Section 262.

     (c) Surrender and Exchange of 24x7 Common Stock. Subject to the provisions of Section 2.01(a) and 2.01(d), after the Effective Time, each holder of an outstanding certificate or certificates ("Old Certificates") theretofore representing shares of 24x7 Common Stock, upon surrender thereof to Signature Stock Transfer, Inc. ("Exchange Agent"), at 14675 Midway Road, Suite 221, Addison, Texas 75001, shall be entitled to receive in exchange therefore a certificate or certificates ("New Certificates"), which DGBI agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of whole shares of DGBI Common Stock into and for which the shares of 24x7 Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of DGBI Common Stock will be issued, no DGBI stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a shareholder of DGBI. In lieu of the issuance or recognition of fractional shares of DGBI Common Stock or interests or rights therein, the Exchange Agent shall pay [subject to the last sentence of this Section 2.01(c)] to each holder of an Old Certificate, upon surrender thereof as aforesaid, an amount of cash equal to the fair market value of any fractional share of DGBI Common Stock to which such holder would be entitled but for this Section 2.01(c), without interest. For purposes of such payment, the fair market value of any fractional share of DGBI Common Stock shall be determined by taking the average closing price on the OTC: BB of DGBI Common Stock on the twenty (20) trading days immediately preceding the Effective Time.


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
     (d) Endorsement of Shares of 24x7 Common Stock. The Old Certificates to be surrendered by the holders of 24x7 Common Stock shall be properly endorsed and otherwise in proper form for transfer in accordance with the share exchange instructions provided to the holders of such securities.


     (e) Stock Transfers. As of the Effective Time, no transfer of the shares of 24x7 Common Stock outstanding prior to the Effective Time shall be made on the stock transfer book of the Surviving Corporation. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation, they shall be exchanged pursuant to Section
          2.01 (c).

     2.02 Nonassumption or Nonrecognition of 24x7Options. On and after the Effective Time, DGBI shall neither assume nor recognize any stock options outstanding with respect to 24x7 Common Stock. It is the intention of the 24x7 to cause all outstanding stock options to be cancelled or exercised prior to the Effective Time.

     2.03 Capital Stock of DGBI. All issued shares of DGBI Common Stock outstanding prior to the Effective Time shall continue unchanged as securities of the Surviving Corporation.

III. STOCKHOLDER  APPROVALS;  BOARDS  OF  DIRECTORS'  RECOMMENDATIONS;   FILING;
     EFFECTIVE TIME

     3.01 Stockholder Approvals; Boards of Directors' Recommendations

     Meetings of the stockholders of 24x7 and DGBI shall be held in accordance with the General Corporation Law of the States of Delaware and the corporation laws of the State of Nevada, respectively, as promptly as possible, after at least 20 days' prior written notice thereof to the stockholders of the respective Constituent Corporations, in each case, among other things, to consider and vote upon the adoption and approval of this Agreement, the Merger and the other transactions, if any, contemplated hereby. In the event that either party hereto is able to obtain the written consent of the owners of a majority of its outstanding shares of capital stock in favor of the Merger, then no notice of a stockholders' meeting need be given to such party's stockholders and no proxies need to be solicited from such stockholders to accomplish the Merger. Subject to its fiduciary duty to its stockholders, the Board of Directors of DGBI shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved. Subject to its fiduciary duties to its stockholders, the Board of Directors of 24x7 shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved.

     3.02 Filing; Effective Time

     As soon as practicable after the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby, if any, by the respective stockholders of each of the Constituent Corporations (unless one or more of the conditions contained in Articles VII and VIII have not then been fulfilled or waived, then as soon as practicable after the fulfillment or waiver of all such conditions), an appropriate certificate of merger in the form required by Nevada law shall be executed and filed in the office of the Secretary of State of the State of Nevada, at which time the Merger shall become effective ("Effective Time").


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
     3.03 Consent to Service

     Upon the effectiveness of the Merger, 24x7, the Disappearing Corporation:

     (a) agrees that it may be served with process in the State of Delaware in accordance with the requirements of law in any proceeding for the enforcement of any obligation of 24x7;

     (b) irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such proceeding; and

     (c) agrees that the courts of the State of Delaware shall retain jurisdiction over that part of the corporate property within the limits of the State of Delaware in all matters which may arise as if the Merger had not taken place.

IV.  CERTAIN EFFECTS OF THE MERGER

     When the Merger becomes effective, the separate existence of 24x7 shall cease, 24x7 shall be merged into DGBI, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public or private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively as possible the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective
     Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.


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V.   COVENANTS

     5.01 Covenants of 24x7

     24x7 agrees that, unless DGBI otherwise agrees in writing:

     (a) Certificate of Incorporation and Bylaws. Until the earlier of the Effective Time or the rightful abandonment or termination of the Merger pursuant to Article VII or Article VIII or otherwise ("Release Time"), no amendment will be made in the certificate of incorporation or bylaws of 24x7;

     (b) Shares and Options. Until the Release Time, no shares of capital stock of 24x7, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued, granted or sold by 24x7, otherwise than as may be required upon the exercise of 24x7 stock options that were outstanding on the date this Agreement was signed.

     (c) Dividends and Purchases of Stock. Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or effected by 24x7 in respect of the outstanding shares of 24x7 Common Stock.

     (d) Borrowing of Money. Until the Release Time, 24x7 shall not borrow money, guarantee the borrowing of money, engage in any transaction or enter into any material agreement, except in the ordinary course of business.

     (e) Access. Until the Release Time, 24x7 will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of DGBI free and full access to the plants, premises, properties, books and records of 24x7, will permit them to make extracts from and copies of such books and records, and will from time to time furnish DGBI with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of 24x7 as DGBI from time to time may request.

     (f) Conduct of Business. Until the Release Time, 24x7 shall conduct its affairs so that at the Effective Time no representation or warranty of 24x7 will be inaccurate, no covenant or agreement of 24x7 will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of 24x7. Except as otherwise requested by DGBI in writing, until the Release Time, 24x7 will use its best efforts to preserve the business operations of 24x7 intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of 24x7, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, 24x7 will conduct its business and operations in all respects only in the ordinary course.

     (g) Advice of Changes. Until the Release Time, 24x7 will immediately advise DGBI in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the 24x7 Disclosure Letter (as defined in Section 6.01 (a) ), which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.


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     (h)  Confidentiality.  24x7 shall insure that all confidential  information which 24x7 or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of DGBI, any DGBI affiliate, or any customer or supplier of DGBI or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of 24x7, in each case without the prior written consent of DGBI; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Article VII or Article
          VIII  or  otherwise,   but  only  to  the  extent  such   confidential
          information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of 24x7, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by 24x7 or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. 24x7 shall, and shall cause all other such persons and entities to, deliver to DGBI all tangible evidence of the confidential information to which the restrictions of the foregoing
          sentence  apply   immediately   after  the  rightful   abandonment  or
          termination of the Merger pursuant to Article VII or Article VIII or otherwise.

     (i) Public Statements. Before 24x7 releases any information concerning this Agreement, the Merger, or any of the other transaction contemplated by this Agreement which is intended for or may result in public dissemination thereof, 24x7 shall cooperate with DGBI, shall furnish drafts of all documents or proposed oral statements to DGBI for comments, and shall not release any such information without the written consent of DGBI. Nothing contained herein shall prevent 24x7 from releasing any information if required to do so by law.

     (j) Indemnification. 24x7 agrees to indemnify and hold harmless DGBI and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.01(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) an untrue statement or alleged untrue statement of a material fact contained in this Agreement or any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated in this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, 24x7 or any 24x7 security holder or (ii) any breach of any representation, warranty, covenant or agreement of 24x7 contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability 24x7 may otherwise have, including liabilities arising under this Agreement.


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     5.02 Covenants of DGBI

     DGBI agrees that, unless 24x7 otherwise agrees in writing:

     (a) Articles of Incorporation and Bylaws. Until the earlier of the Effective Time or the rightful abandonment or termination of the Merger pursuant to Article VII or Article VIII or otherwise ("Release Time"), no amendment will be made in the articles of incorporation or bylaws of DGBI.

     (b) Shares and Options. Until the Release Time, no shares of capital stock of DGBI, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued, granted or sold by DGBI, otherwise than as may be required upon the exercise of DGBI stock options.

     (c) Dividends and Purchases of Stock. Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or effected by DGBI in respect of the outstanding shares of DGBI Common Stock.

     (d) Borrowing of Money. Until the Release Time, DGBI shall not borrow money, guarantee the borrowing of money, engage in any transaction or enter into any material agreement, except in the ordinary course of business.

     (e) Access. Until the Release Time, DGBI will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of 24x7 free and full access to the plants, premises, properties, books and records of DGBI and the DGBI Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish 24x7 with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of DGBI and the DGBI Subsidiaries as 24x7 from time to time may request.

     (f) Conduct of Business. Until the Release Time, DGBI shall conduct its affairs so that at the Effective Time no representation or warranty of DGBI will be inaccurate, no covenant or agreement of DGBI will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of DGBI. Except as otherwise requested by 24x7 in writing, until the Release Time, DGBI will use its best efforts to preserve the business operations of DGBI intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of DGBI, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, DGBI will conduct its business and operations in all respects only in the ordinary course.


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     (g)  Advice of  Changes.  Until the  Release  Time,  DGBI will  immediately advise 24x7 in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the DGBI Disclosure Letter [as defined in Section 6.02 (a)], which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

     (h) Confidentiality. DGBI shall insure that all confidential information which DGBI or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of 24x7, any 24x7 affiliate, or any customer or supplier of 24x7 or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of DGBI , in each case without the prior written consent of 24x7; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Article VII or Article VIII or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of DGBI or of any of its affiliates, or (insofar as such confidential information was obtained directly by DGBI, any DGBI Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law,
          (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. DGBI shall, and shall cause all other such persons and entities to, deliver to 24x7 all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to
          Article VII or Article VIII or otherwise.

     (i) Public Statements. Before DGBI releases any information concerning this Agreement, the Merger, or any of the other transaction contemplated by this Agreement which is intended for or may result in public dissemination thereof, DGBI shall cooperate with 24x7, shall furnish drafts of all documents or proposed oral statements to 24x7 for comments, and shall not release any such information without the written consent of 24x7. Nothing contained herein shall prevent DGBI from releasing any information if required to do so by law.


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
     (j) Indemnification. DGBI agrees to indemnify and hold harmless 24x7 and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.03(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) untrue statement or alleged untrue statement of a material fact contained in this Agreement or in any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, DGBI, any DGBI Subsidiary, or any DGBI security holder or (ii) any breach of any representation, warranty, covenant or agreement of DGBI contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability DGBI may otherwise have, including liabilities arising under this Agreement.


VI.  REPRESENTATIONS AND WARRANTIES

     6.01 Certain Representations and Warranties of 24x7

     24x7 represents and warrants to DGBI as follows:

     (a) Disclosure  Letter.  Section A of a letter ("24x7  Disclosure  Letter")
     sets forth as to 24x7 its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting; its authorized capitalization, its shares of capital stock outstanding and the record and beneficial owner of those shares. 24x7 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. 24x7 is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

     (b) Capitalization. The authorized capital stock of 24x7 consists of 25,000,000 shares of 24x7 Common Stock, $0.001 par value, of which 25,000,000 shares are outstanding. Each of such outstanding shares of 24x7 Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the following persons in the case of 24x7 in accordance with the following table:

           NAME OF STOCKHOLDER            NUMBER OF SHARES
           JOHN C. FLANDERS, JR.                17,125,000
           GLOBALNET FINANCIAL.COM, INC.         5,000,000
           JOHN C. FLANDERS, SR.                   500,000
           DAVID E. WISE                           410,000
           JENNIFER L. WISE                         30,000
           NATALIE L. WISE                          30,000
           KRISTIN L. WISE, UGTMA                   30,000



           CURTIS LOVIL                            750,000
           JOHN T. MALMBERG                        250,000
           SETH D. HEYMAN                          500,000
           DAVID CROWELL                           250,000
           IRA SZAKAL                              125,000
           TOTAL                                25,000,000



     in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of 24x7 or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of 24x7. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of 24x7.

     (c) Financial Condition. 24x7 has delivered to DGBI true and correct copies of its unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since its inception:

          (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of 24x7.

          (ii) 24x7 has not authorized, declared, paid or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of 24x7.

     (d) Tax and Other Liabilities. 24x7 has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes ("Taxes") and liabilities to customers or suppliers, except those reflected in the financial statements provided by 24x7 to the other parties to this Agreement. 24x7 has filed all federal, state and local tax returns required to be filed by it, and all such tax returns are true and correct and all taxes due by 24x7 have been paid.

     (e) Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to 24x7, with respect to 24x7 or any of its businesses, properties or assets.

     (f) Properties. 24x7 has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances (except as set forth in Section D of the 24x7 Disclosure Letter).

     (g) Retirement Plans. 24x7 has no pension, profit-sharing or other incentive plans or any outstanding bonuses, incentive compensation, vacations, severance pay, insurance or other benefits, except as set forth in Section E of the 24x7 Disclosure Letter.

     (h) Employees. Section E of the 24x7 Disclosure Letter contains a true and correct statement of the names of 24x7's employees and consultants, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the most recent fiscal year. 24x7 has not changed the rate of compensation for any of its directors, officers or employees except as set forth in Section E of the 24x7 Disclosure Letter.

     (i) Patents, Trademarks, Et Cetera. 24x7 does not own or have pending, nor is it licensed under, any patent, patent application, trademark, trademark registration, trade name, service mark, copyright, franchise or other tangible property or asset other than as set forth in Section C of the 24x7 Disclosure letter, all of which is in good standing and uncontested.

     (j) Authority to Merge. 24x7 has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of 24x7 have been taken to authorize the execution, delivery and performance of this Agreement by 24x7, other than approval of the holders of 24x7 Common Stock. This Agreement has been duly authorized, executed and de- livered by 24x7, constitutes the legal, valid and binding obligation of 24x7, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by 24x7 for the execution, delivery or performance of this Agreement by 24x7. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which 24x7 is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement (except for the consents referred to in Section D of the 24x7 Disclosure Letter). At the Effective Time, the Surviving Corp- oration will acquire all right, title and interest of 24x7 in and to all of its properties and assets, free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances (except those listed in Section D of the 24x7 Disclosure Letter).

     (k) Completeness of Disclosure. No representation or warranty by 24x7 in this Agreement contains or at the Effective Time will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

     6.02 Certain Representations and Warranties of DGBI.

     DGBI represents and warrants to 24x7 as follows:

     (a) Disclosure  Letter.  Section A of a letter ("DGBI  Disclosure  Letter")
     sets forth as to DGBI its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting; its authorized capitalization, its shares of capital stock outstanding and the record and beneficial owner of those shares as of a date not more than thirty (30) days preceding the Effective Time. DGBI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. DGBI is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

     (b) Capitalization. The authorized capital stock of DGBI consists of 31,250,000 shares of DGBI Common Stock, and 5,000,000 shares of Preferred Stock, $0.001 par value, of which 27,750,000 shares of Common Stock and zero shares of Preferred Stock are outstanding. Each of such outstanding shares of DGBI Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders. In order to close the Merger, DGBI will amend it Certificate of Incorporation to provide for a sufficient number of shares of DGBI Common Stock (10,000,000 shares) to issue in exchange for the 25,000,000 shares of 24x7 common stock. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of DGBI or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of DGBI. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of DGBI.

     (c) Financial Condition. DGBI has delivered to 24x7 true and correct copies of its audited and unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the end of DGBI's last fiscal year end:

     (d)  There has at no time been a material  adverse  change in the financial
          condition,  results  of  operations,   business,  properties,  assets,
          liabilities, or future prospects of DGBI.

          (ii) DGBI has not authorized, declared, paid or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of DGBI.

     (e) Tax and Other Liabilities. DGBI has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes ("Taxes") and liabilities to customers or suppliers, except those reflected in the financial statements provided by DGBI to the other parties to this Agreement. DGBI has filed all federal, state and local tax returns required to be filed by it, and all such tax returns are true and correct and all taxes due by DGBI have been paid.

     (f) Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to DGBI, with respect to DGBI or any of its businesses, properties or assets.

     (g) Properties. DGBI has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances (except as set forth in Section D of the DGBI Disclosure Letter).

     (h) Retirement Plans. DGBI has no pension, profit-sharing or other incentive plans or any outstanding bonuses, incentive compensation, vacations, severance pay, insurance or other benefits, except as set forth in Section E of the DGBI Disclosure Letter.

     (i) Employees. Section E of the DGBI Disclosure Letter contains a true and correct statement of the names of DGBI's employees and consultants, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the most recent fiscal year. DGBI has not changed the rate of compensation for any of its directors, officers or employees except as set forth in Section E of the DGBI Disclosure Letter.

     (j) Patents, Trademarks, Et Cetera. DGBI does not own or have pending, nor is it licensed under, any patent, patent application, trademark, trademark registration, trade name, service mark, copyright, franchise or other tangible property or asset other than as set forth in Section C of the DGBI Disclosure letter, all of which is in good standing and uncontested.

     (k) Authority to Merge. DGBI has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of DGBI have been taken to authorize the execution, delivery and performance of this Agreement by DGBI, other than approval of the holders of DGBI Common Stock. This Agreement has been duly authorized, executed and de- livered by DGBI, constitutes the legal, valid and binding obligation of DGBI, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by DGBI for the execution, delivery or performance of this Agreement by DGBI. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which DGBI is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement (except for the consents referred to in Section D of the DGBI Disclosure Letter).

     (l) Completeness of Disclosure. No representation or warranty by DGBI in this Agreement contains or at the Effective Time will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

     (m) Status of DGBI Common Stock to be Issued. Assuming without investigation that the shares of 24x7 Common Stock at the Effective Time will be validly authorized, validly issued, fully paid and nonassessable, the shares of DGBI Common Stock to be issued in the Merger will, at the Effective Time, be validly authorized and, when the Merger has become effective and the shares of DGBI Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of DGBI Common Stock will be validly issued, fully paid and nonassessable.

     (n) Business after the Effective Time. For a period of two years or such shorter period as DGBI on the advice of counsel believes will not cause the Merger to fail as a tax free reorganization under the federal tax laws as then construed, DGBI will continue the historic business of 24x7 or use a significant portion of their historic assets in a business.

VII. ABANDONMENT AND TERMINATION

     7.01 Right of DGBI to Abandon.

     DGBI's Board of Directors shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

     (a) Accuracy of Representations and Compliance with Conditions. All representations and warranties of 24x7 contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by 24x7 and regardless of knowledge or lack thereof on the part of 24x7 or changes beyond their control; as of the Effective Time, 24x7 shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and DGBI shall have received a certificate executed by the chief executive officer and the chief financial officer of 24x7 dated the Effective Time to that effect.

     (b) Other Closing Documents. 24x7 shall have delivered to DGBI at or prior to the Effective Time such other documents as DGBI may reasonably request in order to enable DGBI to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (c) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

     7.02 Right of 24x7 to Abandon

     The Board of Directors of 24x7 shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

     (a) Accuracy of Representations and Compliance with Conditions. All representations and warranties of DGBI contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by DGBI and regardless of knowledge or lack thereof on the part of DGBI or changes beyond their control; as of the Effective Time, DGBI shall have performed and
          complied  with  all  covenants   and  agreements  and  satisfied  all
          conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and 24x7 shall have received a certificate executed by the chief executive officer and the chief financial officer of the DGBI dated the Effective Time to that effect.

     (b) Other Closing Documents. DGBI shall have delivered to 24x7 at or prior to the Effective Time such other documents as 24x7 may reasonably request in order to enable 24x7 to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (c) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

VIII. ADDITIONAL TERMS OF ABANDONMENT

     8.01 Mandatory Abandonment

     The Merger shall be abandoned or terminated if:

     The holders of at least the requisite majority of the shares of any of the Constituent Corporations, as required by applicable state laws, shall not have voted in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby.

     8.02 Optional Abandonment

     In addition to the provisions of Article VII, the Merger may be abandoned or terminated at or before the Effective Time, notwithstanding the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of the parties hereto:

     (a) by mutual agreement of the Boards of Directors of the Constituent Corporations; or

     (b) at the option of any of the respective Boards of Directors of the Constituent Corporations, if the Effective Time shall not have occurred on or before September 30, 2000;

     8.03 Effect of Abandonment

     If the Merger is rightfully abandoned or terminated as provided in Article VII or in this Article VIII:

     (a) this Agreement shall forthwith become wholly void and of no effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person, employee, counsel, agent or shareholder thereof; and
     (b) the Constituent Corporations shall each pay and bear its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and its respective meetings of stockholders, including fees and expenses of its counsel, accountants, investment banking firm and other experts.

IX.  MISCELLANEOUS

     9.01  Further Actions

     At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     9.02  Amendments

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Constituent Corporations with the approval of their respective Boards of Directors

     9.03  Notices

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express or similar overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement. Notices hereunder shall be deemed delivered only upon actual delivery against a signed receipt.

     9.04  Waiver

     Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors of the waiving party.

     9.05  Binding Effect

     The provisions of this Agreement shall be binding upon and inure to the benefit of the Constituent Corporations and their respective successors and assigns and shall inure to the benefit of each indemnity.

     9.06  Separability

     If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     9.07  Headings

     The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     9.08  Counterparts; Governing Law

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Nevada.

          IN WITNESS WHEREOF, this Agreement has been approved by resolutions duly adopted by the Board of Directors of each of the Constituent Corporations and has been signed by duly authorized officers of each of the Constituent Corporations, and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary or Assistant Secretary, all as of the date first above written.


     Digital Bridge, Inc.                        Attest:

     By:  /s/  Aaron Lang                        By:  /s/  Jon Winters
        --------------------                        ------------------------
        Aaron Lang, President                       Jon  Winters, Secretary

     24x7 Development.com, Inc.                        Attest:

     By:  /s/  John C. Flanders, Jr.             By:  /s/  Curtis Lovil
        ----------------------------                ------------------------
        John C. Flanders, Jr., President            Curtis Lovil,
        Secretary